UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

..........................................

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OKANA VENTURES, INC.

(Name of small business issuer in its charter)

NEVADA (State or jurisdiction of incorporation or organization)	1081 (Primary Standard Industrial Classification Code Number)	20-2881151 (I.R.S. Employer Identification No.)

7071 Jasper Drive

Vernon, British Columbia

Canada, V1H 1P2

(250) 545-0383

(Address and telephone number of principal executive offices)

Nevada Corporate Headquarters, Inc.

#700 - 101 Convention Center Drive

Las Vegas, Nevada 89109

(702) 873-3488

(Name, address and telephone numbers of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

 If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Securities to be Registered Common Stock	Amount To Be Registered 4,000,000	Offering Price Per Share $0.02	Aggregate Offering Price $80,000	Registered Fee [ 1] $8.56

(1) Estimated solely for purposes of calculating the registration fee under Rule 457(c) of the Securities Act.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

OKANA VENTURES, INC.

Shares of Common Stock

2,500,000 Minimum - 4,000,000 Maximum

Before this offering, there has been no public market for the common stock. Assuming we raise the minimum amount in this offering, we will attempt to have the shares quoted on the Bulletin Board operated by the National Association of Securities Dealers, Inc. There is no assurance that the shares will ever be quoted on the Bulletin Board. To be quoted on the Bulletin Board, a market maker must apply to make a market in our common stock. As of the date of this prospectus we have not made any arrangement with any market makers to quote our shares.

We are offering a maximum of 4,000,000 shares of common stock on a self-underwritten basis, with a minimum offering of 2,500,000 shares. The offering price is $0.02 per share. In the event that 2,500,000 shares are not sold within 180 days, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 2,500,000 shares are not sold within the 180 days, or within the additional 90 days if extended, all money received by us will be promptly returned to each subscriber without interest or deduction of any kind. If at least 2,500,000 shares are sold within 180 days, or within the additional 90 days, if extended, all money received by us will be retained by us and there will be no refund.

There are no minimum purchase requirements, and there are no arrangements to place the funds in an escrow, trust, or similar account.

Our common stock will be sold on our behalf by our officers and directors. Our officers and directors will not receive any commissions or proceeds from the offering for selling the shares on our behalf.

Investing in our common stock involves risk. See "Risk Factors" starting at page 6.

Per Share - Minimum Per Share - Maximum Minimum Maximum	Offering Price $ 0.02 $ 0.02 $ 50,000 $ 80,000	Expenses $ 0.0072 $ 0.0045 $ 18,000 $ 18,000	Proceeds to Us $ 0.0128 $ 0.0155 $ 32,000 $ 62,000

SUMMARY OF OUR OFFERING

Our Business

We were incorporated on May 9, 2005, in the State of Nevada. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search for mineral deposits or reserves which are not in either the development or production stage. We intend to conduct exploration activities on one property. Recorded title to the property upon which we intend to conduct exploration activities is not held in our name. Title to the property is recorded in the name of Ronnie Birch, our president. This property is located in British Columbia, Canada, and consists of 3 mining claims, comprising 722,655 hectares. We intend to explore for gold on the property.

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion by our auditors and rely upon the sale of our securities and loans from our officers and directors to fund operations.

There is substantial doubt that we can continue as an ongoing business for the next twelve months and we will have to suspend or cease operations within the next twelve months unless we raise at least the minimum amount in this offering.

The property we intend to explore may not contain any mineral reserves and therefore, any investment in this offering may be lost.

At the present, we have no employees and only three officers and directors, each of whom plan to devote only four hours per week to our operations.

There is currently no public trading market for the shares being offered.

Our administrative office is located at 7071 Jasper Drive, Vernon, British Columbia, Canada H1H 1P2 and our telephone number is (250) 545-0383. Our registered statutory office is located at #700-101 Convention Center Drive, Las Vegas, Nevada 89109. Our fiscal year end is December 31. Our mailing address is 7071 Jasper Drive, Vernon, British Columbia, Canada V1H 1P2.

Management, or affiliates thereof, will not purchase shares offered in this offering.

The Offering

Following is a brief summary of this offering.

Securities being offered >A minimum of 2,500,000 shares of common stock and a maximum of 4,000,000 shares of common stock, par value $0.0001.

Offering price per share >$0.02.

Net proceeds to us >Approximately $50,000 assuming the minimum number of shares are sold. Approximately $80,000 assuming the maximum numbers of shares are sold.

Use of proceeds >We will use the proceeds to pay for offering expenses, research and exploration.

Number of shares outstanding before the offering >850,000

Number of shares outstanding after the offering if all of the shares are sold >4,850,000

Selected Financial Data

The following financial information was taken from Okana Ventures, Inc.'s audited financial statements for the period seven months ended July 31, 2006 appearing elsewhere in this filing. This information should be read in conjunction with such financial statements and the notes thereto.

As of July 31, 2006

(audited)

Balance Sheet

Total Assets                                                                                                                                                             $ 19,158

Total Liabilities                                                                                                                                                         $ 17,366

Stockholders Equity                                                                                                                                                $ 1,792

For the Seven Months

Ended July 31,2006

(audited)

Income Statement

Revenue                                                                                                                                                                   $      -

Total Expenses                                                                                                                                                        $  9,005

Net Income - (Loss)                                                                                                                                               $ (9,005)

Please see Plan of Operation and the Financial Statements found elsewhere in this Prospectus, for a more complete disclosure of our financial position

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risk associated with OKANA VENTURES, INC.

1.  If we do not raise at least the minimum amount of this offering, we will have to suspend or cease operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. If we do not raise at least the minimum amount from our offering, we will have to suspend or cease operations within twelve months.

2.  Our plan of operation is limited to finding an ore body. As such we have no plans for revenue generation. Accordingly, you should not expect any revenues from operations.

The funds we hope to raise from this offering will be used to carry out our plan of operation. Our plan of operation will be to carry out exploration of the property to determine if there is an ore body beneath the surface. Exploration does not contemplate removal of the ore. We have no plans or funds for ore removal. Accordingly, we will not generate any revenues as a result of your investment.

3.  Because the probability of an individual prospect ever having reserves is extremely remote, any funds spent on exploration will probably be lost.

The probability of an individual prospect ever having reserves is extremely remote. The property will likely not contain any reserves. As such, any funds spent on exploration will likely be lost, which will result in a loss of your investment.

4.  We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

We were incorporated on May 9, 2005 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our deficit accumulated since inception is $15,149. To achieve and maintain profitability and positive cash flow we are dependent upon:

-  our ability to locate a profitable mineral property

-  our ability to generate revenues

-  our ability to reduce exploration costs

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral property. As a result, we may not generate revenues in the near future. Failure to generate revenues will cause us to suspend or cease operations.

5.  Because our management does not have technical training or experience in exploring for, starting, and operating an exploration program, we will have to hire qualified personnel. If we cannot locate qualified personnel we may have to suspend or cease operations which will result in the loss of your investment.

Because our management is inexperienced with exploring for, starting, and operating an exploration program, we will have to hire qualified persons to perform surveying, exploration, and excavation of the property. Our management has no direct training or experience in these areas, and as a result, may not be fully aware of many of the specific requirements related to working within the industry. Management's decisions and choices may not take into account standard engineering or managerial approaches that mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

6.  Because title to the property is held in the name of one of our officers, if he transfers the property to someone other than us we will cease operations.

Record title to the property upon which we intend to conduct exploration activities is not held in our name. Record title to the property is recorded in the name of Ronnie Birch, our president. If he transfers the property to a third person, the third person will obtain good title and we will have nothing. If that happens we will be harmed in that we will not own any property and we will have to cease operations. Under British Columbia law, title to British Columbia mining claims can only be held by Canadian residents. In the case of corporations, title must be held by a Canadian corporation. In order for us to own record title to the property, we would have to incorporate a Canadian wholly owned subsidiary corporation and obtain audited financial statements. We believe those costs would be a waste of our money at this time since the legal costs of incorporating a subsidiary corporation, the accounting costs of audited financial statements for the subsidiary corporation, together with the legal and accounting costs of expanding this registration statement would cost several thousands of dollars. Accordingly, we have elected not to create the subsidiary at this time, but will do so if mineralized material is discovered on the property.

7.  Because we are small and do not have much capital, we may have to limit our exploration activity which may result in a loss of your investment.

Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In the event an existing ore body may go undiscovered. Without an ore body, we cannot generate revenues and you will lose your investment.

8.  Weather interruptions in British Columbia may affect and delay our proposed exploration operations and as a result, there may be delays in generating revenues.

Our proposed exploration work can only be performed approximately six to seven months of the year. This is because rain and snow cause the roads leading to our claims to be impassible during five to six months of the year. When roads are impassable, we are unable to conduct exploration operations on the property which will delay the generation of possible revenues by us.

9.  Because Messrs. Birch, Upham and Weiss have other outside business activities and each will only be devoting 10% of their time or four hours per week, to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of exploration.

Because Messrs. Birch, Upham and Weiss, our officers and directors, have other outside business activities and each will only be devoting 10% of their time, or four hours per week, to our operations, our operations may be sporadic and occur at times which are convenient to Messrs. Birch, Upham and Weiss. As a result, exploration of the property may be periodically interrupted or suspended.

Risks associated with this offering:

10. If our officers and directors resign or die without having found replacements, our operations will be suspended or cease. If that should occur, you could lose your investment.

We have two officers and three directors. We are entirely dependent upon them to conduct our operations. If they should resign or die there will be no one to run the company. Further, we do not have key man insurance. If that should occur, until we find other persons to run our company, our operations will be suspended or cease entirely. In that event it is possible you could lose your entire investment.

11. Because there is no escrow, trust or similar account, your subscription could be seized by creditors. If that occurs you could lose your investment.

There is no escrow, trust or similar account in which your subscription will be deposited. It will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering.

12. Because there is no public trading market for our common stock, you may not be able to resell your stock and, as a result, your investment is illiquid.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale, of which there is no assurance. As a result, your investment is illiquid.

13. NASD sales practice requirements may limit a stockholder's ability to buy and sell our stock.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

USE OF PROCEEDS

Our offering is being made on a $50,000 minimum/$80,000 maximum, self-underwritten basis. The table below sets forth the use of proceeds if the minimum (62.5%), 75% and the maximum (100%) of the offering is sold.

Gross proceeds Offering expenses Net proceeds	Minimum $ 50,000 $ 18,000 $ 32,000	75% $ 60,000 $ 18,000 $ 42,000	Maximum $ 80,000 $ 18,000 $ 62,000

The net proceeds will be used as follows:

Exploration
Geological mapping Geochemical sampling Geophysical surveys Sample analysis, assays Travel related costs Reports Working Capital Accounting Office expense SEC filing Cash on hand Totals	$ 8,500 $ 8,500 $ 3,000 $ 4,500 $ 1,500 $ 4,000 $ 30,000 $ 1,000 $ 750 $ 250 $ 0 $ 2,000 $ 32,000	$ 8,500 $ 8,500 $ 3,000 $ 4,500 $ 1,500 $ 4,000 $ 30,000 $ 1,000 $ 750 $ 250 $ 10,000 $ 12,000 $ 42,000	$ 8,500 $ 8,500 $ 3,000 $ 4,500 $ 1,500 $ 4,000 $ 30,000 $ 1,000 $ 750 $ 250 $ 30,000 $ 32,000 $ 62,000

Offering expenses consist of: (1) the SEC registration fee (2) printing expenses; (3) accounting and audit fees; (4) legal fees; (5) blue sky fees and expenses; and (6) transfer agent fees.

In addition to the funds raised through this offering, the company has received loans from Director Michael Upham totaling U.S. $ 17,321 at July 31, 2006. The Company intends on using these funds to make payments on the property and to supplement the exploration program should the initial results justify further work.

The cost of a qualified person to manage the program is included in the cost of the various programs. Usually a geologist who is responsible for geological mapping will supervise and be part of the sampling and preliminary geophysical program. Sample analysis is the cost of analysis of soil and rock samples to test for mineralization. We are not going to spend any sum of money or implement our exploration program until this offering is completed. We have not begun exploration. Consulting fees will not be more than $5,000 per month. We have not selected or identified a consultant at this time. We will not do so until we have completed this offering. Our consultant will be in consultation with our officers and will supervise and contract for our exploration operations through independent contractors. Soil sampling will be done on a grid covering as much of the property as possible, terrain permitting, with preference given to areas that seem more conducive to materialization.

Working capital includes the costs related to operating our office plus any unallocated cash on hand. Operating costs are comprised of expenses for telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, and fees related to filing reports with the SEC.

We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. If we discover significant quantities of mineral, we will begin technical and economic feasibility studies to determine if we have reserves. Only after we have reserves will we consider developing the property.

No proceeds from the offering will be paid to officers and directors.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $80,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

-  our lack of operating history

-  the proceeds to be raised by the offering

-  the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and

-  our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of July 31, 2006, the net tangible book value of our shares of common stock was approximately $1,792 or approximately $0.0021 per share based upon 850,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 4,850,000 shares that will be outstanding will be $63,792 or approximately $0.0132 per share, net of offering costs. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0110 per share without any additional investment on their part.

After completion of this offering, if 4,000,000 shares are sold, purchasing shareholders will own approximately 82.47% of the total number of shares then outstanding for which purchasing shareholders will have made a cash investment, net of offering costs, of $62,000 or $0.0132 per share. Our existing stockholders will own approximately 17.53% of the total number of shares then outstanding, for which they have made contributions of cash totaling $17,000 or approximately $0.0132 per share.

If 75% of the Shares Are Sold:

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 3,850,000 shares that will be outstanding will be approximately $43,792 or approximately $0.0114 per share, net of offering costs. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0093 per share without any additional investment on their part.

After completion of this offering, if 3,000,000 shares are sold, purchasing shareholders will own approximately 77.92% of the total number of shares then outstanding for which purchasing shareholders will have made a cash investment, net of offering costs, of $42,000 or $0.0114 per share. Our existing stockholders will own approximately 22.08% of the total number of shares then outstanding, for which they have made contributions of cash totaling $17,000 or approximately $0.0114 per share.

If the Minimum Number of the Shares Are Sold:

Upon completion of this offering, in the event the minimum number of shares are sold, the net tangible book value of the 3,350,000 shares that will be outstanding will be approximately $33,792 or approximately $0.0101 per share, net of offering costs. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0080 per share without any additional investment on their part.

After completion of this offering, if 2,500,000 shares are sold, purchasing shareholders will own approximately 74.63% of the total number of shares then outstanding for which purchasing shareholders will have made a cash investment, net of offering costs, of $32,000 or $0.0101 per share. Our existing stockholders will own approximately 25.37% of the total number of shares then outstanding, for which they have made contributions of cash totaling $17,000 or approximately $0.0101 per share.

The following table compares the differences of investment in our shares by purchasing shareholders with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:
Price per share	$0.0200
Net tangible book value per share before offering	$0.0021
Potential gain to existing shareholders	$0.0110
Net tangible book value per share after offering	$0.0132
Increase to present stockholders in net tangible book value per share after offering	$0.0110
Capital contributions	$17,000
Number of shares outstanding before the offering	850,000
Number of shares after offering assuming the sale of the maximum number of shares	$4,850,000
Percentage of ownership after offering	17.53%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.0200
Dilution per share	$0.0068
Capital contributions, net of offering costs	$62,000
Number of shares after offering held by public investors	4,000,000
Percentage of capital contributions by existing shareholders	17.53%
Percentage of capital contributions by new investors	82.47%
Percentage of ownership after offering	82.47%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price Per Share	$0.0200
Dilution per share	$0.0086
Capital contributions, net of offering costs	$42,000
Number of shares after offering held by public investors	3,000,000
Percentage of capital contributions by existing shareholders	22.08%
Percentage of capital contributions by new investors	77.92%
Percentage of ownership after offering	77.92%

Purchasers of Shares in this Offering if the minimum number of Shares Sold
Price per share	$0.0200
Dilution per share	$0.0099
Capital contributions	$32,000
Number of shares after offering held by public investors	2,500,000
Percentage of capital contributions by existing shareholders	25.37%
Percentage of capital contributions by new investors	74.63%
Percentage of ownership after offering	74.62%

PLAN OF DISTRIBUTION: TERMS OF THE OFFERING

We are offering 4,000,000 shares of common stock on a self-underwritten, 2,500,000 shares minimum, 4,000,000 shares maximum basis. The offering price is $0.02 per share. Funds from this offering will be placed in a separate bank account at HSBC Bank Canada, 2590 East Hastings Street, Vancouver, British Columbia, Canada V5K 1Z3. Its telephone number is (604) 253-1531. The funds will be maintained in the separate bank account until we receive a minimum of $50,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering. As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will be immediately used by us. If we do not receive the minimum amount of $50,000 within 180 days of the effective day of our registration statement, or 90 additional days thereafter if we so choose, all funds will be promptly returned to you without interest or a deduction of any kind. Further, no fees, such as bank fees, will be paid out of the funds held in the separate bank account. During the 180 day period and possible additional 90 day extended period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $50,000 within the 180 day period referred to above which could be expanded by an additional 90 days at our discretion for a total of 270 days. There are no finders involved in our distribution. Officers, directors, affiliates or anyone involved in marketing the shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering. The following are material terms that would allow you to be entitled to a refund of your money:

-  extension of the offering period beyond 270 days;

-  change in the offering price;

-  change in the minimum sales requirement;

-  change to allow sales to affiliates in order to meet the minimum sales requirement;

-  change in the amount of proceeds necessary to release the proceeds held in the separate bank account; and,

-  change in the application of the proceeds.

If the changes above occur, any new offering may be made by means of a post-effective amendment.

We will sell the shares in this offering through our officers and directors. They will receive no commissions from the sale of any shares. They will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker-dealer; and

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to be our officers and directors at the end of the offering and have not been during the last twelve months and are currently not a broker-dealer or associated with a broker-dealer. They will not participate in selling and offering securities for any issuer more than once every twelve months.

Management and affiliates thereof will not purchase shares in this offering to reach the minimum.

Section 15(g) of the Exchange Act - Penny Stock Disclosure

Our shares are "penny stocks" covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $100,000 or $300,000 jointly with their spouses). For transactions covered by these Rules, the broker-dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, these Rules may affect the ability of broker-dealers to sell our securities and also may affect your ability to resell your shares.

Section 15(g) also imposes additional sales practice requirements on broker-dealers who sell penny securities. These rules require a one page summary of certain essential items. These items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to an understanding of the function of the penny stock market, such as "bid" and "offer" quotes, and dealers "spread" and broker-dealer compensation; the broker-dealer compensation, the broker-dealer's duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customer's rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons. While Section 15(g) and Rules 15g-1 through 15g-6 apply to broker-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provided that is it unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person's compensation.

Rule 15g-6 required broker-dealers selling penny stocks to provide their customers with monthly account statements.

Again, the foregoing rules apply to broker-dealers. They do not apply to us in any manner whatsoever. The application of the penny stock rules may affect your ability to resell your shares because many brokers are unwilling to buy, sell or trade penny stocks as a result of the additional sales practices imposed upon them which are described in this section.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding, or purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

A total of 850,000 shares of common stock were issued to our officers and directors, 75,000 shares of common stock in May 2000 and 775,000 shares of common stock in July 2006. The 850,000 shares are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Rule 144 provides that a person may not sell more than 1% of the total outstanding shares in any three month period and the sales must be sold either in a brokers' transaction or in a transaction directly with a market maker.

Offering Period and Expiration Date

This offering will start on the date this registration statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, unless the offering is completed or otherwise terminated by us. We reserve the right to terminate this offering at anytime. We have not determined under what circumstances we would terminate the offering prior to the expiration of the offering period, however, we reserve the right to do so. Such termination will be solely at our discretion. Should we do so and have not reached the minimum amount, your funds will be promptly returned to you. If we terminate the offering prior to the end of the offering period, but have reached at least the minimum offering amount, we will retain the proceeds.

We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1.  Execute and deliver a subscription agreement, a copy of which is included with the prospectus.

2.  Deliver a check or certified funds to us for acceptance or rejection.

All checks or certified funds for subscriptions must be made payable to "OKANA VENTURES, INC."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

LEGAL PROCEEDINGS

We are not a party to any pending litigation and none is contemplated or threatened.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Officers and Directors

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present officers and directors is set forth below:

Name and Address	Age	Position(s)
Ronnie Birch 7071 Jasper Drive Vernon, British Columbia Canada V1H 1P2	59	President, Chief Executive Office, and a member of the Board of Directors
Michael Upham 87 Cranleigh Green S.E. Calgary, Alberta Canada T3M 1J2	51	Secretary, Treasurer, Chief Financial Officer, Chief Accounting Officer, and a member of the Board of Directors
Mervyn Weiss 5884 - C Beach Avenue Peachland, British Columbia Canada V0H 1X7	60	Member of the Board of Directors

Messrs. Birch, Upham and Weiss have been directors of our Company, and Messrs. Birch and Upham have held their offices in our Company, since its inception.

Background of Officers and Directors

Ronnie Birch has been our president, chief executive officer and a member of our board of directors since our inception. Since 1991 to present, Mr. Birch has provided consulting services through Janron Consulting Inc., and since 1993 to present, the services of a public relations coordinator through Bircress Corporate Relations. Both of these companies are privately held corporations in which Mr. Birch has a 50% share holding. From 1985 to 1991, he was a licensed stock, commodities and options broker. Prior to that, he held various jobs as a financial officer in his 17 years of employment with the Bank of Nova Scotia, holding various positions up to Branch Manager. Mr. Birch is prepared to devote 10% of his time, or approximately four hours per week, to our operations.

Michael Upham has been our secretary, treasurer, chief financial officer and chief accounting officer since inception. Mr. Upham was also a director of Beeston Enterprises Ltd., a developing company in the health service industry, from September 1999 to May 2005. Mr. Upham has been in the retail sales and marketing sector for over 35 years. He was manager of Jack Fraser's, a Canadian men's clothing chain, having worked his way up to a management level during his term with the company from 1971 to 1977. In 1978, Mr. Upham joined the sales staff at Finns Clothiers, where he worked as senior sales representative until 1985. In 1986, be became District Sales Manager for Playtex Canada Ltd. Mr. Upham left Playtex Canada Ltd. in 1996 to become District Sales Manager for Imperial Tobacco Company Limited, a position he holds to this date. Mr. Upham is prepared to devote 10% of his time, or approximately four hours per week, to our operations.

Mervyn Weiss has been a member of our Board of Directors since inception. Mr. Weiss has been a self-employed business man and investor since 1995 to present, dealing in both the real estate market and the stock market. He has also been a director of Columbus Networks Corp. an e-recruitment firm specializing in the education industry, since 2000 to present. From 1975 to 1995 he was a sales representative for Lipton Monarch Foods, for the interior of the Province of British Columbia. Prior to that, Mr. Weiss was a financial consultant and licensed stock broker from 1964 to 1975. Mr. Weiss is prepared to devote 10% of his time, or approximately four hours per week, to our operations.

Conflict of Interest

We believe that our officers, directors will be subject to conflicts of interest. The conflicts of interest arise from their unwillingness to devote full time to our operations.

No policy has been implemented or will be implemented to address conflicts of interest.

Significant Employees

Other than officers and directors, the Company has no employees at this time.

Family Relationships

There are no family relationships among any of the Company's officers and directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares of 850,000. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering, resulting in total outstanding shares of 4,850,000. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner[1]	Amount and Nature of Beneficial Ownership	Percent of Class on the Date of this Prospectus	Percent of Class Assuming Maximum Sale of Shares
Common	Ronniee Birch 7071 Jasper Drive Vernon, B.C. Canada V1H 1P2	300,000	35.29%	6.19%
Commom	Michael Upham 87 Cranleigh Green S.E. Calgary, Alberta Canada T3M 1J2	300,000	35.29%	6.19%
Common	Mervyn Weiss 5884 - C Beach Avenue Peachland, B.C., Canada VOH 1X7	250,000	29.42%	5.15%
Common	Officers and Directors as a Group (3)	850,000	100%	17.53%

[1] The persons named above are "promoters" as defined in the Securities Exchange Act of 1934. Messrs. Birch,

Upham and Weiss are the only "promoters" of our company.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share. The holders of our common stock:

-   have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

-   are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

-   do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

-   are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed assuming all the shares offered are sold, present stockholders will own approximately 17.53 % of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control. Sections 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control, however, they only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely to occur. Currently, we have no Nevada shareholders and since this offering will not be made in the state of Nevada, no shares will be sold to Nevada residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the state of Nevada in the future. Accordingly there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Reports

We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file include, but are not limited to, Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, and Current Events Reports

on Form 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Our stock transfer agent for our securities is Pacific Stock Transfer Company, 500 East Warm Springs Road, Las Vegas, Nevada 89119 and its telephone number is (702) 361-3033.

INTEREST OF NAMED EXPERTS AND COUNSEL

Our financial statements for the period of May 9, 2005 (inception) to December 31, 2005, and the seven month period ended July 31, 2006, included in this prospectus have been audited by Child, Van Wagoner & Bradshaw, PLLC,, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

James B. Parsons, Attorney at Law. 2070 Skyline Tower, 10900 Northeast 4th Street, Bellevue, Washington, 98004, telephone (425) 451-8036 has acted as our legal counsel.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide to the fullest extent permitted by Nevada law, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

BUSINESS

General

We were incorporated in the State of Nevada on May 9, 2005. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search for mineral deposits or reserves which are not in either the development or production stage. We intend to conduct exploration activities on the Westmoreland property. We maintain our statutory registered agent's office at Nevada Corporate Headquarters, Inc., 101 Convention Center Drive, Suite 700, Las Vegas, Nevada 89109 and our business office is located at 7071 Jasper Drive, Vernon, British Columbia, Canada, V1H 1P2. This is our mailing address as well. Our telephone number is (250) 545-0383. Mr. Birch supplies this office space on a rent free basis.

There is no assurance that a commercially viable mineral deposit exists on the property and further exploration will be required before a final evaluation as to the economic feasibility is determined.

We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause our plans to change.

Background

On May 27, 2005, we signed an agreement to purchase a mineral property containing 3 mining claims in British Columbia, Canada by purchase agreement with Roger William MacInnis and Warner Gruenwald, jointly, both of whom are non-affiliated third parties. The terms of acquisition were:

CDN $40,000 in staged payments to Messrs. MacInnis and Gruenwald, CDN $5,000 on signing, which has been paid, an additional CDN $5,000 one year from signing which also has been paid, CDN $10,000 two years after signing, and a final payment on the third anniversary of signing of CDN $20,000, to total CDN $40,000. In addition, we are required to make property exploration expenditures of CDN $60,000 over a four year period, with CDN $30,000 of exploration expenditures to be performed by the second anniversary date. We can, in our sole discretion, pay cash to Messrs. MacInnis and Gruenwald in lieu of performing part or all of the CDN $60,000 exploration expenditures. On March 29, 2006, we paid a CDN $3,179 maintenance fee to the Government of British Columbia on the mineral property. We are required to pay a similar fee each year thereafter until such time as we are able to perform exploration work on the mining property that can be credited toward future required maintenance fees. A royalty of 2% on all mineral commodities sold from the claims will apply. This royalty shall be reduced to 1% upon payment of CDN$500,000 at anytime. In the event we default in making any cash payments or exploration expenditures as required under the agreement and such default continues for 30 days after notice to the Company, or if the Company gives the vendors notice of its intention to terminate the agreement, the mineral property will revert back to the vendors.

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our officers and directors to fund operations.

Prior to January 12, 2005, British Columbia allowed a mineral explorer to claim a portion of available Crown lands as its exclusive area for exploration by depositing posts or other visible markers to indicate a claimed area. The process of posting the area is known as staking. Subsequent to January 12, 2005, British Columbia initiated a new system of mineral tenure acquisition known as Mineral Title Online. This system allows new mineral tenures to be acquired using the Internet. An applicant for a mineral tenure must have a Free Miners Certificate and an electronic identification number known as a BCeID. Title is acquired by selecting "cells" on a map and making an electronic payment. Mineral tenures acquired under the old system have been transferred onto this new system. The result is a much more accurate, secure and certain mineral tenure. The Westmoreland claims were claimed by Messrs. MacInnis and Gruenwald under the new system.

In the 19th century the practice of reserving the minerals from fee simple Crown grants was established. Legislation now ensures that minerals are reserved from Crown land dispositions. The result is that the Crown is the largest mineral owner in Canada, both as the fee simple owner of Crown lands and through mineral reservations in Crown grants. Most privately held mineral titles are acquired directly from the Crown. Our property is one such acquisition. Accordingly, fee simple title to our property resides with the Crown.

Our property is mining claims issued pursuant to the Minerals Tenure Act of the Province of British Columbia. The registered owner of the claims has exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the property and continuing vertically downward.

The property is unencumbered and there are no competitive conditions which affect the property. Further, there is no insurance covering the property and we believe that no insurance is necessary since the property is unimproved and contains no buildings or improvements.

To date we have not performed any work on the property. We are presently in the exploration stage and we cannot guarantee that a commercially viable mineral deposit, a reserve, exists in the property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

There are no native land claims that affect title to the property. We have no plans to try and interest other companies in the property if mineralization is found. If mineralization is found, we will try to develop the property ourselves.

Claims

The following is a list of tenure numbers, claims, dates of recording and expiration dates of our claims:
Tenure 509842 509931 511569	Claim Name Westmoreland Westmoreland Westmoreland	Map Number 082L 082L 082L	Date of Recording March 30, 2005 March 31, 2005 April 24, 2005	Date of Expiration March 30, 2007 March 31, 2007 April 24, 2007

In total there are 3 mineral claims.

In order to maintain these claims we must pay a fee of CDN $3,179.68 per year for all 3 claims or provide evidence that CDN $3,179.68 worth of work was done on the property.

Following are maps showing the location and designations of the property and claims.

YUKON
ALBERTA
ALASKA
PACIFIC
OCEAN
U.S.A.
N
Westmoreland Property
Teslin Lake
Atlin Lake
Atlin
Cassiar
Liard River
Ft Nelson
JUNEAU
Stikine River
Telegraph Creek
Kechika River
Williston Lake
Fort St John
Dawson Creek
Stewart
Ketchikan
Takla Lake
Babine Lake
Smithers
Fort Saint James
Prince Rupert
Skeena River
Kitimat
Fraser River
Prince George
McBride
Queen Charlotte Islands
Ootsa L.
Whitesall L.
Quesnel
Wells
Quesnel Lake
Kinbasket Lake
Anahim Lake
Bella Coola
Williams Lake
100 Mile House
Golden
Columbia R.
Columbia River
Revelstoke
Chilko Lake
Salmon Arm
Shuswap Lake
Upper Arrow Lake
Bralorne
Kamloops
Okanagan Lake
Kelowna
Kootenay Lake
Cranbrook
Lower Arrow Lake
Nelson
Campbell River
Greenwood
Trail
Hope
Vancouver
Tofino
Nanaimo
Vancouver Island
VICTORIA
136°
132°
128°
124°
120°
116°
58°
54°
50°
0 40 80 120 200 km

LOCATION MAP	
WESTMORELAND PROPERTY	
British Columbia	
Tech Work By: GEOQUEST	Date: May, 2005
Drawn By: EG	Figure: 1

82L.032
509480
509831
Westmoreland
509842
402841
394549
388764
509459
509481
359429
509081
510487
509462
414736
416418
411181
Brett Property
Mosquito Creek-Running Fox
411182
82L.022
416417
82L.023
259183
259182
Gold Discoveries
508918
510571
Copyright © BC Ministry of Sustainable Resource Management
Map Center: 119° 41' 33" W, 50° 15' 55" N.

Location and Access

The property is situated in southern British Columbia approximately 29 kilometers due west of the city of Vernon, British Columbia. Access to the property from Vernon is by travel along Highway 97 towards Kamloops and turning southerly along Westside Road. Travel is thence along the west side of Okanagan Lake for 20 Kilometers to a major logging road that heads westerly up the Whiteman Creek Valley. At kilometer 8 a branch road follows Bouleau Creek to Bouleau Lake. Travel westerly to the west end of Bouleau Lake leads to a logging road that heads southerly and uphill into the property. Recent clear-cut logged areas and a substantial road network provides good access to much of the property. Driving time from Vernon to the Westmoreland property is approximately 1 1/2 hours.

The property is situated on generally north facing slopes near the headwaters of Bouleau Creek and the Salmon River. Bouleau and Little Bouleau Lakes occupy the valley bottom near the centre of the claims. Topographic relief ranges from 1390 meters at the valley bottom to 1780 meters at the south-western corner of the claims. Steep slopes occur in the southwest and southeast portion of the property. For the most part slopes on the property are moderate with localized steep cliff areas. Three small, north flowing streams transect the central portion of the property.

Property Geology

The property is underlain by a thick sequence (55 meters+) of Tertiary (Eocene) age volcanic rocks that form a flat lying to gently dipping sequence of intercalated basalt and andesite flows and tuffaceous rocks. These rocks are transected by a distinct north-northwesterly trending fault system. An east-west trending fault interpreted along the Bouleau Lake valley may represent a conjugate structure resulting in the pattern of intersecting faults mapped throughout the region. These are known intrusive rocks, however 7 km southeast of the property along Whiteman Creed an Eocene age syenitic body intrudes Jurassic age granitic rocks of the Nelson Plutonic Suite.

There is no record of mineralization on the Westmoreland property. Epithermal style gold-silver mineralization associated with north-northwest trending zones in volcanic rocks occur 5 to 6 km south-southeast on the adjacent Brett property. This property is currently being explored by Running Fox Resources Ltd.

History of Previous Work

British Columbia Provincial assessment report records indicate that geophysical and geochemical work was carried out over a portion of what now comprises the Westmoreland property in 1988 by Getchell Resources (Assessment Report #17870). This program was a follow-up to a small reconnaissance program the previous year. Both programs were exploring for the possible northerly projection of the Brett gold-silver mineralized zones. The geophysical work revealed the presence of several north to northwesterly trending structures. Geochemical sampling revealed scattered anomalous gold on various areas of the property. Prospecting encountered some silicified (chalcedonic) float very near the projected strike of the dominant gold-silver bearing zone on the adjacent Brett property. Further work was recommended to follow-up on these targets however to our knowledge this was never done.

Supplies

Competition and unforeseen limited sources of supplies and manpower in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration as well as skilled manpower to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate manpower, products, equipment and materials after this offering is complete. If we cannot find the manpower, products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

Other

Other than our interest in the property, we own no plant and equipment or other property. With respect to the property, our right to conduct exploration activity is based upon our oral agreement with Mr. Birch, our president, director and shareholder. Under this oral agreement, Mr. Birch has allowed us to conduct exploration activity on the property. Mr. Birch holds the property in trust for us.

Our Proposed Exploration Program

Our property is located approximately 29 kilometers due west of Vernon, British Columbia, and is easily accessible by roadway. No improvements are required for exploration activities.

Our exploration objective is to find an ore body containing gold. Our success depends upon finding mineralized material. This includes a determination by our consultant if the property contains reserves. We have not selected a consultant as of the date of this prospectus and will not do so until our offering is successfully completed, if that occurs, of which there is no assurance. Mineralized material is a mineralized body, which has be delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we do not find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

In addition, we may not have enough money to complete our exploration of the property. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loan. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and cannot raise it, we will have to suspend or cease operations.

We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

The property is undeveloped raw land. Exploration and surveying has not been initiated and will not be initiated until we raise money in this offering. That is because we do not have money to start exploration. Once the offering is concluded, we intend to start exploration operations. To our knowledge, the property has never been mined.

Before mineral retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We cannot predict what that will be until we find mineralized material.

We do not know if we will find mineralized material. We believe that activities occurring on adjoining properties are not material to our activities. The reason is that whatever is located under adjoining property may or may not be located under the property.

We do not claim to have any minerals or reserves whatsoever at this time on any of the property.

We intend to implement an exploration program which consists of geochemical stream, soil and rock sampling along with prospecting, geological mapping and geophysical surveys. Work will focus on prospecting the numerous new roads and clear cuts which may have exposed previously covered bedrock. Areas of alteration, fault zones and especially quarts veining (float or in situ) will be explored by establishing grids along which soil sampling and geophysical surveys (i.e. electromagnetic) will be conducted. Streams will be sampled by collecting silt and heavy mineral concentrates. All samples should be analyzed for gold by fire assay techniques and multi-element Induction Coupled Plasma (ICP). The total cost of this program is estimated at CDN $30,000.

This offering does not provide funding for drilling. Mr. Birch, after confirming with our consultant, will determine if and when drilling will occur on the property. Mr. Birch will not receive fees for his services. The samples will be tested to determine if mineralized material is located on the property. Based upon the tests of the samples, we will determine if we will terminate operations; proceed with additional exploration of the property; or develop the property. The proceeds from this offering are designed to only fund the costs of soil and rock sampling, mapping and preliminary geophysics. We intend to take our samples to analytical chemists, geochemists and registered assayers located in Vancouver, British Columbia. We have not selected any of the foregoing as of the date of this prospectus. We will only make the selections in the event we raise the minimum amount of this offering.

The costs of our work program were provided by Warner Gruenwald, Professional Geologist, from a report dated May 24, 2005 on the Westmoreland property. Mr. Gruenwald was one of the joint owners from whom we acquired the property. He estimated the cost of a soil and rock chip sampling program, geological mapping, and preliminary geophysics and the analytical costs to be about CDN $30,000. We will begin exploration activity after this public offering is completed, weather permitting.

If we are unable to complete exploration because we do not have enough money, we will cease operations until we raise more money. If we cannot or do not raise more money we will cease operations. If we cease operations, we do not have any plans to do anything else.

We cannot provide you with a more detailed discussion of how our exploration program will work and what we expect will be our likelihood of success. That is because we have a piece of raw land and we intend to look for mineralized material. We may or may not find any mineralized material. It is our hope that we do, but it is impossible to predict the likelihood of such an event. In addition, the nature and direction of the exploration may change depending upon initial results.

We do not have any plan to take our company to revenue generation. That is because we have not found economic mineralization yet and it is impossible to project revenue generation from nothing.

Competitive Factors

The gold mining industry is fragmented, that is there are many, many gold prospectors and producers, small and large. We do not compete with anyone. That is because there is no competition for the exploration or removal of minerals from the property. We will either find gold on the property or not. If we do not, we will cease or suspend operations. We are an infinitely small participant in the gold mining market. Readily available gold markets exist in Canada and around the world for the sale of gold. Therefore, we believe we will be able to sell any gold that we are able to recover.

Regulations

Our mineral exploration program is subject to the British Columbia Mineral Tenure Act. This act sets forth rules for

-  locating claims

-  recording claims

-  working claims

-  reporting work performed

We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

Environmental Law

We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration and development of mining properties. Its goals are to protect the environment through a series of regulations affecting:

  Health and Safety

  Archaeological Sites

  Exploration Access

We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities to prevent unnecessary damage to the property.

We will secure all necessary permits for exploration and, if development is warranted on the property, we will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active streams, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

We are in compliance with the applicable act and codes and will continue to comply with the applicable act and codes in the future. We believe that compliance with the applicable act and codes will not adversely affect our business operations in the future.

Exploration stage companies have no need to discuss environmental matters, except as they relate to exploration activities. The only "cost and effect" of compliance with environmental regulations in British Columbia is returning the surface to its previous condition upon abandonment of the property. We will only be using "non-intrusive" exploration techniques and will not leave any indication that a sample was taken from the area. Our consultants and employees will be required to leave the area in the same condition as they found it.

We have not allocated any funds for the reclamation of the property and the proceeds for the costs of reclamation will not be paid from the proceeds of the offering. Mr. Birch has agreed to pay the cost of reclaiming the property should there be any reclamation work required.

Subcontractors

We intend to use the services of subcontractors for manual labor exploration work on our properties.

Employees and Employment Agreements

At present, we have no full-time employees. Our officers and directors will each devote about 10% of their time, or four hours per week, to our operation. Our officers and directors do not have employment agreements with us and provide their services without charge. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers and directors. Our officers and directors will handle our administrative duties but because of their inexperience with exploration, they will hire qualified persons to perform the surveying, geology, engineering, exploration, and excavating of the property. As of this date, we have not looked for or talked to any geologists or engineers who will perform work for us in the future. We do not intend to do so until we complete this offering.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Plan of Operation

We are a start up, exploration stage corporation and have not yet generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach this point. Accordingly, we must raise cash from sources other than the sale of minerals found on the property. Our only other source for cash at this time is investments by others. We must raise cash to implement our project and stay in business. If we raise the amount of money in this offering, we believe it, together with the loans and purchase of shares by the directors ($17,321 in loans and $17,000 in share purchases) will last a minimum of twelve months.

We will be conducting research in the form of exploration of the property. Our exploration program is explained in as much detail as possible in the business section of this prospectus. We are not going to buy or sell any plant or significant equipment during the next twelve months.

The property is located in southern British Columbia approximately 29 kilometers from Vernon, British Columbia.

Our exploration target is to find an ore body containing gold. Our success depends upon finding mineralized material. This includes a determination by our consultant if the property contains reserves. We have not selected a consultant as of the date of this prospectus and will not do so until our offering is successfully completed, if that occurs, of which there is no assurance. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we do not find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

In addition, we may not have enough money to complete our exploration of the property. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and cannot raise it, we will have to suspend or cease operations.

We must conduct exploration to determine what amount of minerals, if any, exist on our property and if any minerals which are found can be economically extracted and profitably processed.

The property is undeveloped raw land. Exploration and surveying has not been initiated and will not be initiated until we raise money in this offering. That is because we do not have money to start exploration. Once the offering is concluded, we intend to start exploration operations. To our knowledge, the property has never been mined. Based on a filed British Columbia assessment report (Assessment report #17870) there was some preliminary geophysical and geochemical work carried out on a portion of what now comprises the Westmoreland property in 1988 by Getchell Resources, however, we know of no follow-up work on that portion of the property or any work whatsoever on the balance of the Westmoreland property. The property was claimed by Roger William MacInnis and Warner Gruenwald, jointly, and was examined and reported on by Mr. Gruenwald, Professional Geologist, before being acquired by us.

Before minerals retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We can not predict what that will be until we find mineralized material.

We do not know if we will find mineralized material. We believe that activities occurring on adjoining properties are not material to our activities. The reason is that whatever is located under adjoining property may or may not be located under the property.

We do not claim to have any minerals or reserves whatsoever at this time on any of the property.

We intend to implement an exploration program which consists of geochemical stream, soil and rock sampling along with prospecting, geological mapping and geophysical surveys. Work will focus on prospecting the numerous new roads and clear cuts which may have exposed previously covered bedrock. Areas of alteration, fault zones and especially quartz veining (float or in situ) will be explored by establishing grids along which soil sampling will be conducted. Streams should be sampled by collecting silt and heavy mineral concentrates. The soil samples will be analyzed to determine if elevated amounts of minerals are present. The results will be plotted on a map to determine where the elevated areas of mineralization occur. Rock samples and geological mapping and prospecting will be done by competent professionals. Preliminary geophysical surveying will also be done to try and locate anomalies which may be caused by mineralization which is not evident on the surface. Based upon the results of the exploration Mr. Birch will determine, in consultation with our consultants, if the property is to be dropped or further exploration work done. Mr. Birch will not receive fees for his services. The proceeds from this offering are designed only to fund the costs of an exploration program recommended by Professional Geologist, Mr. Warner Gruenwald. Additional funding will be required to take the property to a more advanced stage of exploration. We intend to take our samples to analytical chemists, geochemists, and registered assayers in Vancouver, British Columbia. We have not selected any of the foregoing as of the date of this prospectus. We will only make the selections in the event we raise the minimum amount of this offering.

We estimate the cost of the proposed work program to be $30,000. This is composed of $8,500 for geological mapping, $8,500 for geochemical sampling, $3,000 for geophysical surveying, $4,500 for analysis, $4,000 for reports, and $1,500 for related travel costs. We estimate it will take up to 20 days to complete the program. We will begin the program after the completion of the offering, weather permitting. We estimate our working capital requirements associated with the conduct of our exploration program to be $2,000. This is comprised of $1,000 for accounting, $750 for office and $250 for filing.

If we are unable to complete any phase of exploration because we do not have enough money, we will cease operations until we raise more money. If we cannot or do not raise more money, we will cease operations. If we cease operations, we do not have any plans to do anything else.

We do not intend to hire any employees at this time. All of the work on the property will be conducted by unaffiliated independent contactors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility or removing any mineralized material we may find.

There is no historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we will conduct the research and exploration of our properties before we start production of any minerals we may find. We are seeking equity financing to provide for the capital to implement our research and exploration phases. We believe that the funds raised from this offering will allow us to operate for one year.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in an additional dilution to existing shareholders.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we find mineralized material and it is economically feasible to remove the mineralized material, we will attempt to raise additional money through a subsequent private placement, public offering or through loans. If we do not raise all of the money we need from this offering to complete our exploration of the property we will have to find alternative sources, such as a second public offering, a private placement of securities, or loans from our officers or others.

We have discussed this matter with our officers and directors and Mr. Upham, one of our directors, has agreed to advance funds as needed until the public offering is completed or failed and Mr. Birch, our President has agreed to pay the cost of reclamation of the property should mineralized material not be found thereon. Mr. Upham has advanced $17,321 to date. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can not raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. The funds raised in this offering, together with the loans advanced, will allow the company to operate for a minimum of one year. Other than as described in this paragraph, we have no other financing plans.

We acquired one property containing three claims. The property is registered in the name of Mr. Birch, our President, who holds the property in trust for us. We expect to start exploration operations upon completion of this offering, weather permitting. As of the date of this prospectus we have yet to begin operations and therefore we have yet to generate any revenues.

Since inception, we have issued 850,000 shares of our common stock and received $17,000.00.

We have received $17,321 loans from Mr. Upham, one of our directors.

As of the date of this prospectus, we have yet to begin operations and therefore have not generated any revenues.

We issued 75,000 shares of common stock on May 10, 2005 for a purchase price of $1,500 and 775,000 shares of common stock on July 31, 2006 for a purchase price of $15,500. All of these shares were issued pursuant to the exemption from registration set forth in section 4(2) of the Securities Act of 1933. Michael Upham, our Secretary/Treasurer, has provided us with various loans totaling $17,321 for legal fees, audit fees, mineral property acquisition and working capital. The amount owed to Mr. Upham is non-interest bearing, unsecured and due on demand. Accordingly, the loans are classified as current liabilities, and we record interest at 6% per annum against additional paid-in capital.

As of July 31, 2006, our total assets were $19,158 and our total liabilities were $17,366.

DESCRIPTION OF PROPERTY

We have our corporate offices at 7071 Jasper Drive, Vernon, British Columbia, Canada, V1H 1P2. This space is provided rent free by one of our officers.

As discussed in the Risk Factors and Description of Business sections of this Prospectus, the Company, through one of its officers, owns title to a portion of land which it intends to explore for minerals. Please see our Description of Business and Management's Discussion and Plan of Operation for more details on this property and our ownership thereof.

Investment Policies. There are no restrictions or limitations on the percentage of assets which the Company may invest in real estate or interests in real estate, investments in real estate mortgages, or securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company entered into an agreement to purchase 3 mineral claims in the Province of British Columbia, Canada for payments totaling CDN $40,000 over three years, exploration commitments and/or the payment of cash in lieu of exploration of CDN $60,000 over four years and a 2% royalty on mineral production (reducing to 1.0% upon payment of CDN $500,000) to Roger William MacInnis and Warner Gruenwald, jointly, both of whom are at arms length to us. Title to the mineral claims is recorded in the name of our president, Ronnie Birch, who holds the title to the mineral claims in trust for the Company. Mr. Birch will transfer the claims to us if mineralized material is found on the claims. Mr. Birch will not receive anything of value for the transfer and will not be paid any consideration of any kind for the transfer of the claims.

Michael Upham, our Secretary/Treasurer, has provided us with various loans totaling $17,321 for legal fees, audit fees, mineral property acquisition and working capital. The amount owed to Mr. Upham is non-interest bearing, unsecured and due on demand. Accordingly, the loans are classified as current liabilities, and we record interest at 6% per annum against additional paid-in capital.

Our officers and directors are our only promoters. They have not received nor will they receive anything of value from us, directly or indirectly, in their capacities as promoters.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for the common stock. The Company anticipates applying for trading of the common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, there are no guarantees that the application will be accepted or that the shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Common Stock

Non-Cumulative Voting.

The holders of Shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of the Company's directors.

Stock Option Grants

There are no Stock Options granted at this time.

Dividends

The Company does not currently intend to pay cash dividends. The Company's proposed dividend policy is to make distributions of its revenues to its stockholders when the Company's Board of Directors deems such distributions appropriate. Because the Company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. If the Company's common stock is accepted for trading on a stock exchange governed by the NASD, the value of the shares is determined by Independent Market Makers and the shareholders may not realize a return on their investment. Nor can there be any guarantees of the success of the Company which could adversely affect the value of the investment. A distribution of revenues will be made only when, in the judgment of the Company's Board of Directors, it is in the best interest of the Company's stockholders to do so. In the event of a potential distribution other than of cash, the Board of Directors will review, among other things, the investment quality and marketability of the securities or other assets considered for distribution; the impact of a distribution on investor's, the Company's customers, joint venture associates, management contracts, other investors, financial institutions, and the Company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

EXECUTIVE COMPENSATION

We have not paid any salaries in 2005, and we do not anticipate paying any salaries at any time in 2006. We will not begin paying salaries until we have adequate funds to do so.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our directors do not receive any compensation for serving as members of the board of directors.

As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as it is profitable to do so.

Indemnification

Under our Bylaws, we may indemnify an officer or director who is made a part to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the act and is, therefore, unenforceable.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by Child, Van Wagoner & Bradshaw, PLLC, Certified Public Accountants.

Our financial statements immediately follow:

Period of May 9, 2005 (inception) to December 31, 2005
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F1
FINANCIAL STATEMENTS
Balance Sheet	F2
Statement of Operations	F3
Statement of Changes in Stockholders' Equity	F4
Statement of Cash Flows	F5
NOTES TO THE FINANCIAL STATEMENTS	F6

Seven Months Ended July 31, 2006, and the period of May 9, 2005 (inception) to July 31, 2006
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F14
FINANCIAL STATEMENTS
Balance Sheet	F15
Statements of Operations	F16
Statement of Changes in Stockholders' Equity	F17
Statements of Cash Flows	F18
NOTES TO THE FINANCIAL STATEMENTS	F19

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

OKANA VENTURES, INC.

(AN EXPLORATION STAGE COMPANY)

AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD OF MAY 9, 2005 (INCEPTION)

TO DECEMBER 31, 2005

OKANA VENTURES, INC.

(AN EXPLORATION STAGE COMPANY)

INDEX TO AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD OF MAY 9, 2005 (INCEPTION)

TO DECEMBER 31, 2005

                                                                                                                                                                                                                        Page(s)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders of

Okana Ventures, Inc.

Vernon, British Columbia

Canada

We have audited the accompanying balance sheet of Okana Ventures, Inc. (an exploration stage company) (the Company) as of December 31, 2005, and the related statements of operations, stockholders' equity (deficit), and cash flows for the period of May 9, 2005 (inception) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Okana Ventures, Inc. as of December 31, 2005, and the results of its operations and its cash flows for the period of May 9, 2005 (inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has incurred significant net losses since inception. This raises substantial doubt about the Company's ability to meet its obligations and to continue as a going concern. Management's plans in regard to this matter are described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Child, Van Wagoner & Bradshaw, PLLC

Kaysville, Utah

September 25, 2006

F1

OKANA VENTURES, INC.

(AN EXPLORATION STAGE COMPANY)

BALANCE SHEET

The accompanying notes are an integral part of these financial statements

F2

OKANA VENTURES, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

The accompanying notes are an integral part of these financial statements.

F3

OKANA VENTURES, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

The accompanying notes are an integral part of these financial statements

F4

OKANA VENTURES, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENT OF CASH FLOWS

The accompanying notes are an integral part of these financial statements.

F5

OKANA VENTURES, INC.

(AN EXPLORATION STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD OF MAY 9, 2005 (INCEPTION) TO DECEMBER 31, 2005

NOTE 1- ORGANIZATION AND BASIS OF PRESENTATION

The Company was incorporated on May 9, 2005 under the laws of the State of Nevada. The business purpose of the Company is to acquire and develop mineral properties.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Exploration Stage Company

The Company is considered to be in the exploration stage as defined in Statement of Financial--Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises," and interpreted by the Securities and Exchange Commission for mining companies in Industry Guide 7. The Company is devoting substantially all of its efforts to development of business plans and the acquisition of mineral properties.

Use of Estimates

The preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the condensed financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consists principally of currency on hand, demand deposits at commercial banks, and liquid investment funds having a maturity of three months or less at the time of purchase. The Company had $1,258 in cash and cash equivalents at December 31, 2005.

Start-Up Costs

In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, "Reporting on the Costs of Start-up Activities", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Common Stock Issued For Other Than Cash

Services purchased and other transactions settled in the Company's common stock are recorded at the estimated fair value of the stock issued if that value is more readily determinable than the fair value of the consideration received.

F6

OKANA VENTURES, INC.

(AN EXPLORATION STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD OF MAY 9, 2005 (INCEPTION) TO DECEMBER 31, 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Income or (Loss) Per Share of Common Stock

The following table sets forth the computation of basic and diluted earnings per share:

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Recent Accounting Pronouncements

  In December of 2002, the FASB issued SFAS 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - An Amendment of FASB Statement No. 123." SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, the statement amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

  In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is generally effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003.

  F7

  OKANA VENTURES, INC.

  (AN EXPLORATION STAGE COMPANY)

  NOTES TO FINANCIAL STATEMENTS

  FOR THE PERIOD OF MAY 9, 2005 (INCEPTION) TO DECEMBER 31, 2005

  NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Recent Accounting Pronouncements (Continued)

  In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer measures certain financial instruments with characteristics of both liabilities and equity and requires that an issuer classify a financial instrument within its scope as a liability (or asset in some circumstances). SFAS No. 150 was effective for financial statements entered into or modified after May 31, 2003.

  In December 2004, the FASB issued Financial Accounting Standards No 123 (revised 2004) (SFAS 123R), "Share-Based Payment." SFAS 123R replaces SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123R requires compensation expense, measured as the fair value at the grant date, related to share-based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. SFAS 123R is effective January 1, 2006.

  In December 2004, FASB issued Financial Accounting Standards No. 153, "Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions (SFAS 153)." This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective in fiscal periods that begin after June 15, 2005.

  In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3." This statement changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, Opinion 20 required that most voluntary changes in accounting principle be recognized by including in net income of the period of change the cumulative effect of changing to a new principle. This statement requires retrospective application to prior periods' financial statements of changes in accounting principle, when practicable.

  None of the above new pronouncements has current application to the Company, but will be implemented in the Company's future financial reporting when applicable.

  F8

  OKANA VENTURES, INC.

  (AN EXPLORATION STAGE COMPANY)

  NOTES TO FINANCIAL STATEMENTS

  FOR THE PERIOD OF MAY 9, 2005 (INCEPTION) TO DECEMBER 31, 2005

  NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  MINERAL ACQUISITION AND EXPLORATION COSTS

  The Company has been in the exploration stage since its formation on May 9, 2005 and has not yet realized any revenue from its planned operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be depreciated using the units- of-production method over the estimated life of the probable reserve.

  NOTE 3- PROVISION FOR INCOME TAXES

  The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under SFAS No. 109 to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years. Minimal development stage deferred tax assets arising as a result of net operating loss carryforwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. Operating loss carryforwards generated during the period from May 9, 2005 (date of inception) through December 31, 2005 of approximately $6,144 will begin to expire in 2025. Accordingly, deferred tax assets of approximately $2,150 were offset by the valuation allowance.

  NOTE 4 - STOCKHOLDERS' EQUITY (DEFICIT)

  Common Stock

  As of December 31, 2005 the Company has 100,000,000 shares of common stock authorized and 75,000 issued and outstanding. On May 10, 2005, the Company sold 75,000 shares of its common stock at $.02 per share for $1,500 cash to provide initial working capital.

  F9

  OKANA VENTURES, INC.

  (AN EXPLORATION STAGE COMPANY)

  NOTES TO FINANCIAL STATEMENTS

  FOR THE PERIOD OF MAY 9, 2005 (INCEPTION) TO DECEMBER 31, 2005

  NOTE 5 - ACQUISITION OF MINERAL RIGHTS

  On May 27, 2005 the Company entered into an agreement (the Agreement) to purchase an undivided interest in mineral claims on property located in Canada (the Property) for $40,000 Canadian dollars ("CND")CND. Due to the uncertainty of fluctuating exchange rates, payments on the Property are stated in CND as follows:

Upon signing of the agreement and transfer of title (paid)	$5,000
On or before May 27, 2006	5,000
On or before May 27, 2007	10,000
On or before May 27, 2008	20,000
TOTAL	$40,000

  Under the Agreement, the Company is obligated to perform exploration work of $60,000 CND over a period of four years commencing on the date of the Agreement, or to make an equivalent cash payment to the vendors. If the exploration results in the discovery of mineral commodities, the Company is required to pay a royalty of 2.0% on all mineral commodities sold from production on the property. The royalty may be reduced to 1.0% upon payment of $500,000 CND to the vendors at any time. The Company is also responsible to maintain the mineral claims in good standing by paying all the necessary rents, taxes, and filings associated with the Property.

  In accordance with terms set forth in the Agreement, the Company can terminate the Agreement at any time, at which point the Company is released of all obligations. All Property payments shall be made within 30 days of the due date, otherwise the mineral property rights will revert back to the vendors. In addition, there is no guarantee that any exploration will yield mineral commodities. Accordingly, the Company expenses Property payments when paid, and exploration costs as incurred.

  During the period of May 9, 2005 (inception) to December 31, 2005, the Company made total payments of $5,000 CND on the Property, and incurred $0 in exploration costs.

  NOTE 6 - NOTES PAYABLE TO STOCKHOLDERS

  A stockholder regularly advances funds to the Company in exchange for demand notes at a zero stated interest rate. Since the notes have no stated interest rate or maturity date, the Company cannot impute interest, but rather records simple annual interest of 6% on the outstanding principal. Interest expense is recorded quarterly and applied to additional paid-in capital as a capital contribution. During the period of May 9, 2005 (inception) to December 31, 2005, the Company incurred and recorded $181 in interest expense. The notes are due on demand, and therefore considered a current liability. As of December 31, 2005, the Company owed $6,063 to the stockholder.

  F10

  OKANA VENTURES, INC.

  (AN EXPLORATION STAGE COMPANY)

  NOTES TO FINANCIAL STATEMENTS

  FOR THE PERIOD OF MAY 9, 2005 (INCEPTION) TO DECEMBER 31, 2005

  NOTE 7 - FOREIGN CURRENCY TRANSLATION

  Assets and liabilities denominated in Canadian dollars are revalued to the United States dollar equivalent as of December 31, 2005. The change in exchange rates from the transaction dates to the reporting date of $342 is reported as a Cumulative Translation Adjustment.

  NOTE 8 - GOING CONCERN

  The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company has an operating deficit in its first partial year of operation, is in the exploration stage and has no recurring revenues. These items raise substantial doubt about the Company's ability to continue as a going concern.

  In view of these matters, realization of the assets of the Company is dependent upon the Company's ability to meet its financial requirements through equity financing and the success of future operations. These financial statements do not include adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

  F11

  OKANA VENTURES, INC.

  (AN EXPLORATION STAGE COMPANY)

  AUDITED FINANCIAL STATEMENTS

  FOR THE SEVEN MONTHS ENDED JULY 31, 2006,

  AND THE PERIOD OF MAY 9, 2005 (INCEPTION) TO JULY 31, 2006

  OKANA VENTURES, INC.

  (AN EXPLORATION STAGE COMPANY)

  INDEX TO AUDITED FINANCIAL STATEMENTS

  FOR THE SEVEN MONTHS ENDED JULY 31, 2006,

  AND THE PERIOD OF MAY 9, 2005 (INCEPTION) TO JULY 31, 2006

                                                                                                                                                                                           Page(s)

  REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

  To The Board of Directors and Stockholders of

  Okana Ventures, Inc.

  Vernon, British Columbia

  Canada

  We have audited the accompanying balance sheet of Okana Ventures, Inc. (an exploration stage company) as of July 31, 2006, and the related statements of operations, stockholders' equity (deficit), and cash flows for the seven months ended July 31, 2006, and for the period of May 9, 2005 (inception) to July 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Okana Ventures, Inc. as of July 31, 2006, and the results of its operations and its cash flows for the seven months ended July 31, 2006, and for the period of May 9, 2005 (inception) to July 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has incurred significant net losses since inception. This raises substantial doubt about the Company's ability to meet its obligations and to continue as a going concern. Management's plans in regard to this matter are described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  Child, Van Wagoner & Bradshaw, PLLC

  Kaysville, Utah

  September 26, 2006

  F14

  OKANA VENTURES, INC.

  (AN EXPLORATION STAGE COMPANY)

  BALANCE SHEETS

  The accompanying notes are an integral part of these financial statements

  F15

  OKANA VENTURES, INC.

  (AN EXPLORATION STAGE COMPANY)

  STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

  The accompanying notes are an integral part of these financial statements.

  F16

  OKANA VENTURES, INC.

  (AN EXPLORATION STAGE COMPANY)

  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

  The accompanying notes are an integral part of these financial statements

  F17

  OKANA VENTURES, INC.

  (AN EXPLORATION STAGE COMPANY)

  STATEMENTS OF CASH FLOWS

  FOR THE SEVEN MONTHS ENDED JULY 31, 2006

  (WITH CUMULATIVE TOTALS SINCE INCEPTION)

  The accompanying notes are an integral part of these financial statements.

  F18

  OKANA VENTURES, INC.

  (AN EXPLORATION STAGE COMPANY)

  NOTES TO FINANCIAL STATEMENTS

  FOR THE SEVEN MONTHS ENDED JULY 31, 2006,

  AND THE PERIOD OF MAY 9, 2005 (INCEPTION) TO JULY 31, 2006

  NOTE 1- ORGANIZATION AND BASIS OF PRESENTATION

  The Company was incorporated on May 9, 2005 under the laws of the State of Nevada. The business purpose of the Company is to acquire and develop mineral properties.

  NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Exploration Stage Company

  The Company is considered to be in the exploration stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises," and interpreted by the Securities and Exchange Commission for mining companies in Industry Guide 7. The Company is devoting substantially all of its efforts to development of business plans and the acquisition of mineral properties.

  Use of Estimates

  The preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the condensed financial statements and accompanying notes. Actual results could differ from those estimates.

  Cash and Cash Equivalents

  Cash and cash equivalents consists principally of currency on hand, demand deposits at commercial banks, and liquid investment funds having a maturity of three months or less at the time of purchase. The Company had $19,158 in cash and cash equivalents at July 31, 2006.

  Start-Up Costs

  In accordance with the American Institute of Certified Public Accountant's Statement of Position 98-5, "Reporting on the Costs of Start-up Activities", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

  Common Stock Issued For Other Than Cash

  Services purchased and other transactions settled in the Company's common stock are recorded at the estimated fair value of the stock issued if that value is more readily determinable than the fair value of the consideration received.

  F19

  OKANA VENTURES, INC.

  (AN EXPLORATION STAGE COMPANY)

  NOTES TO FINANCIAL STATEMENTS

  FOR THE SEVEN MONTHS ENDED JULY 31, 2006,

  AND THE PERIOD OF MAY 9, 2005 (INCEPTION) TO JULY 31, 2006

  NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Net Income or (Loss) Per Share of Common Stock

  The following table sets forth the computation of basic and diluted earnings per share:

  The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

  Recent Accounting Pronouncements

  In December of 2002, the FASB issued SFAS 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - An Amendment of FASB Statement No. 123." SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, the statement amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

  In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is generally effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003.

  F20

  OKANA VENTURES, INC.

  (AN EXPLORATION STAGE COMPANY)

  NOTES TO FINANCIAL STATEMENTS

  FOR THE SEVEN MONTHS ENDED JULY 31, 2006,

  AND THE PERIOD OF MAY 9, 2005 (INCEPTION) TO JULY 31, 2006

  NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Recent Accounting Pronouncements (Continued)

  In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer measures certain financial instruments with characteristics of both liabilities and equity and requires that an issuer classify a financial instrument within its scope as a liability (or asset in some circumstances). SFAS No. 150 was effective for financial statements entered into or modified after May 31, 2003.

  In December 2004, the FASB issued Financial Accounting Standards No 123 (revised 2004) (SFAS 123R), "Share-Based Payment." SFAS 123R replaces SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123R requires compensation expense, measured as the fair value at the grant date, related to share-based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. SFAS 123R is effective January 1, 2006.

  In December 2004, FASB issued Financial Accounting Standards No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions (SFAS 153). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005.

  In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3." This statement changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, Opinion 20 required that most voluntary changes in accounting principle be recognized by including in net income of the period of change the cumulative effect of changing to a new principle. This statement requires retrospective application to prior periods' financial statements of changes in accounting principle, when practicable.

  None of the above new pronouncements has current application to the Company, but will be implemented in the Company's future financial reporting when applicable.

  F21

  OKANA VENTURES, INC.

  (AN EXPLORATION STAGE COMPANY)

  NOTES TO FINANCIAL STATEMENTS

  FOR THE SEVEN MONTHS ENDED JULY 31, 2006,

  AND THE PERIOD OF MAY 9, 2005 (INCEPTION) TO JULY 31, 2006

  NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  MINERAL ACQUISITION AND EXPLORATION COSTS

  The Company has been in the exploration stage since its formation on May 9, 2005 and has not yet realized any revenue from its planned operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be depreciated using the units- of-production method over the estimated life of the probable reserve.

  NOTE 3- PROVISION FOR INCOME TAXES

  The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under SFAS No. 109 to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years. Minimal development stage deferred tax assets arising as a result of net operating loss carryforwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. Operating loss carryforwards generated during the period from May 9, 2005 (date of inception) through July 31, 2006 of approximately $15,149 will begin to expire in 2025. Accordingly, deferred tax assets of approximately $5,300 were offset by the valuation allowance. For the period ended July 31, 2006, the allowance increased by approximately $3,100.

  NOTE 4 - STOCKHOLDERS' EQUITY (DEFICIT)

  Common Stock

  As of July 31, 2006, the Company has 100,000,000 shares of common stock authorized and 850,000 issued and outstanding.

  On May 10, 2005, the Company sold 75,000 shares of its common stock at $.02 per share for $1,500 cash to provide initial working capital.

  On July 31, 2006, the Company sold 775,000 shares of its common stock at $.02 per share for $15,500 cash for working capital.

  F22

  OKANA VENTURES, INC.

  (AN EXPLORATION STAGE COMPANY)

  NOTES TO FINANCIAL STATEMENTS

  FOR THE SEVEN MONTHS ENDED JULY 31, 2006,

  AND THE PERIOD OF MAY 9, 2005 (INCEPTION) TO JULY 31, 2006

  NOTE 5 - ACQUISITION OF MINERAL RIGHTS

  On May 27, 2005 the Company entered into an agreement (the Agreement) to purchase an undivided interest in mineral claims on property located in Canada (the Property) for $40,000 CND. Due to the uncertainty of fluctuating exchange rates, payments on the Property are stated in CND as follows:

Upon signing of the agreement and transfer of title (paid)	$5,000
On or before May 27, 2006 (paid)	5,000
On or before May 27, 2007	10,000
On or before May 27, 2008	20,000
TOTAL	$40,000

  Under the Agreement, the Company is obligated to perform exploration work of $60,000 CND over a period of four years commencing on the date of the Agreement, or to make an equivalent cash payment to the vendors. If the exploration results in the discovery of mineral commodities, the Company is required to pay a royalty of 2.0% on all mineral commodities sold from production on the property. The royalty may be reduced to 1.0% upon payment of $500,000 CND to the vendors at any time. The Company is also responsible to maintain the mineral claims in good standing by paying all the necessary rents, taxes, and filings associated with the Property.

  In accordance with terms set forth in the Agreement, the Company can terminate the Agreement at any time, at which point the Company is released of all obligations. All Property payments shall be made within 30 days of the due date, otherwise the mineral property rights will revert back to the vendors. In addition, there is no guarantee that any exploration will yield mineral commodities. Accordingly, the Company expenses Property payments when paid, and exploration costs as incurred.

  During the seven months ended July 31, 2006, the Company made payments on the Property of $5,000 CND, bringing total payments made during period of May 9, 2005 (inception) to December 31, 2005, to $10,000 CND. The Company has incurred $0 in exploration costs since inception.

  NOTE 6 - NOTES PAYABLE TO STOCKHOLDERS

  A stockholder regularly advances funds to the Company in exchange for demand notes at a zero stated interest rate. Since the notes have no stated interest rate or maturity date, the Company cannot impute interest, but rather records simple annual interest of 6% on the outstanding principal. Interest expense is recorded quarterly and applied to additional paid-in capital as a capital contribution. The Company incurred and recorded $323 and $504 in interest expense during the seven months ended July 31, 2006 and the period of May 9, 2005 (inception) to December 31, 2005, respectively. The notes are due on demand, and therefore considered a current liability. As of July 31, 2006, the Company owed $17,321 to the stockholder.

  F23

  OKANA VENTURES, INC.

  (AN EXPLORATION STAGE COMPANY)

  NOTES TO FINANCIAL STATEMENTS

  FOR THE SEVEN MONTHS ENDED JULY 31, 2006,

  AND THE PERIOD OF MAY 9, 2005 (INCEPTION) TO JULY 31, 2006

  NOTE 7 - FOREIGN CURRENCY TRANSLATION

  Assets and liabilities denominated in Canadian dollars are revalued to the United States dollar equivalent as of July 31, 2006. The change in exchange rates from the transaction date to the reporting date of $563 is reported as a Cumulative Translation Adjustment.

  NOTE 8 - GOING CONCERN

  The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company has an operating deficit since its inception, is in the exploration stage and has no recurring revenues. These items raise substantial doubt about the Company's ability to continue as a going concern.

  In view of these matters, realization of the assets of the Company is dependent upon the Company's ability to meet its financial requirements through equity financing and the success of future operations. These financial statements do not include adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

  F24

  PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

  ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

    Article IX of the Bylaws of our company filed as Exhibit 3.2 to the registration statement.
    Nevada Revised Statutes, Charter 78.

  The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

  ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$100
Printing Expenses	300
Accounting Fees and Expenses	4,500
Legal Fees and Expenses	12,000
Blue Sky Fees/Expenses	500
Transfer Agent Fees	600

TOTAL	$18,000

  ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

  During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

  In May, 2005, we issued a total of 75,000 shares of restricted common stock to Messrs. Ronnie Birch, Michael Upham and Mervyn Weiss. This was accounted for as an acquisition of shares of common stock in the amount of $1,500.

  In July, 2006, we issued a total of 775,000 shares of restricted common stock to Messrs. Ronnie Birch, Michael Upham and Mervyn Weiss. This was accounted for as an acquisition of shares of common stock in the amount of $15,500.

  We issued the foregoing restricted shares of common stock to our offices and directors pursuant to section 4(2) of the Securities Act of 1933. They are sophisticated inventors, officers and directors of our company, and were in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

  ITEM 27. EXHIBITS

  The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B. All Exhibits have been previously filed unless otherwise noted.

Exhibit No.	Document Description

3.1	Articles of Incorporation
3.2	Bylaws
3.3	Amendment No. 1 to Bylaws
4.1	Specimen Stock Certificate
5.1	Opinion of James B. Parsons, Esq. regarding the legality of the securities being registered
10.1	Agreement with Roger William MacInnis and Warner Gruenwald
10.2	Declaration of Trust of Ronnie Birch
23.1	Consent of Child, Van Wagoner & Bradshaw, PLLC, Certified Public Accountants
23.2	Consent of James B. Parsons, Esq.(Included in Exhibit 5.1)
99.1	Subscription Agreement

  ITEM 28. UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes:

    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (a) To include any prospectus required by Section 10(a) (3) of the Securities act of 1933;

  (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

  (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

    That, for the purpose of determining any liability under the Securities act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  SIGNATURES

  In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vernon, Province of British Columbia, Canada, on this 18th day of October, 2006.

  OKANA VENTURES, INC.

  /s/ Ronnie Birch

  Ronnie Birch

  President, Chief Executive Officer, Director

  /s/ Michael Upham

  Michael Upham

  Secretary, Treasurer, Chief Financial Officer, Chief Accounting Officer, Director

  In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

  /s/ Ronnie Birch                                                                     Date: October 18, 2006

  Ronnie Birch

  President, Chief Executive Officer, Director

  /s/ Michael Upham                                                                 Date: October 18, 2006

  Michael Upham

  Secretary, Treasurer, Chief Financial Officer,

  Chief Accounting Officer, Director

  /s/ Mervyn Weiss                                                                     Date: October 18, 2006

  Mervyn Weiss

  Director